                                                                     EXHIBIT 1.1





                         PERFORMANCE FOOD GROUP COMPANY

                            (a Tennessee corporation)

                        5,000,000 Shares of Common Stock

                               PURCHASE AGREEMENT








Dated:  October 10, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  Representations and Warranties..................................   4

SECTION 2.  Sale and Delivery to Underwriters; Closing......................  16

SECTION 3.  Covenants of the Company........................................  18

SECTION 4.  Payment of Expenses.............................................  21

SECTION 5.  Conditions of Underwriters' Obligations.........................  22

SECTION 6.  Indemnification.................................................  27

SECTION 7.  Contribution....................................................  29

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery..  30

SECTION 9.  Termination of Agreement........................................  30

SECTION 10. Default by One or More of the Underwriters......................  31

SECTION 11. Notices.........................................................  31

SECTION 12. Parties.........................................................  32

SECTION 13. GOVERNING LAW AND TIME..........................................  32

SECTION 14. Effect of Headings..............................................  32


                                    SCHEDULES

Schedule A - List of Underwriters........................................Sch A-1
Schedule B - Pricing Information.........................................Sch B-1
Schedule C - List of Subsidiaries........................................Sch C-1
Schedule D - List of Persons Subject to Lock-up..........................Sch D-1


                                EXHIBITS

Exhibit A   - Form of Opinion of Company's Counsel...........................A-1
Exhibit B-1 - Form of Opinion of In-House Counsel to FE....................B-1-1
Exhibit B-2 - Form of Opinion of Gibson, Dunn & Crutcher...................B-2-1
Exhibit C   - Form of Lock-up Letter.........................................C-1
Exhibit D   - Form of Lock-up Letters for SFC Stockholders...................D-1
Exhibit E-1 - Form of Georgia Counsel Opinion..............................E-1-1
Exhibit E-2 - Form of Texas Counsel Opinion................................E-2-1
Exhibit E-3 - Form of Virginia Counsel Opinion.............................E-3-1

                                                                            Page
                                                                            ----

Exhibit E-4 - [Omitted Intentionally]......................................E-4-1
Exhibit E-5 - Form of Illinois Counsel Opinion.............................E-5-1
Exhibit E-6 - Form of Florida Counsel Opinion..............................E-6-1
Exhibit E-7 - Form of Massachusetts Counsel Opinion........................E-7-1

                         PERFORMANCE FOOD GROUP COMPANY

                            (a Tennessee corporation)

                        5,000,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT

                                                                October 10, 2001

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
First Union Securities, Inc.
Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Capital Markets, Inc.
    as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Performance Food Group Company, a Tennessee corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch, First Union Securities, Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC and SunTrust Capital Markets, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 750,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 5,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 750,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company has entered into an Agreement and Plan of Merger dated as of August 9, 2001, as amended by Amendment No. 1 thereto dated as of August 30, 2001 (as the same may have been further amended or supplemented or may hereafter be amended or supplemented from time to time and including all exhibits, schedules and attachments thereto, the "FE Acquisition Agreement"), among the Company, Fresh International Corp., a Delaware corporation ("FE"), and PFGC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("FE Acquisition Sub"), pursuant to which FE Acquisition Sub will merge with and into FE. The Company has previously entered into an Agreement and Plan of Merger dated July 25, 2001 (as the same may have been amended or supplemented or may hereafter be amended or supplemented from time to time and including all exhibits, schedules and attachments thereto, the "SFC Acquisition Agreement" ; the FE Acquisition Agreement and the SFC Acquisition Agreement are hereinafter called, collectively, the "Acquisition Agreements" and, individually, an "Acquisition Agreement") among the Company, Springfield Foodservice Corporation, a Massachusetts corporation ("SFC"), the shareholders (individually an "SFC Stockholder" and, collectively, the "SFC Stockholders") of SFC, and SFC Acquisition, Inc., a Massachusetts corporation and wholly-owned subsidiary of the Company ("SFC Acquisition Sub"; SFC Acquisition Sub and FE Acquisition Sub are hereinafter called, collectively, the "Acquisition Subs" and, individually, an "Acquisition Sub"), pursuant to which SFC was merged with and into SFC Acquisition Sub. The pending merger of FE Acquisition Sub with and into FE, pursuant to which FE, as the surviving corporation, will become a wholly-owned subsidiary of the Company, is hereinafter called the "FE Acquisition" or the "FE Merger"; the merger of SFC with and into SFC Acquisition Sub, with SFC Acquisition Sub as the surviving corporation and pursuant to which the separate corporate existence of SFC ceased, is hereinafter called the "SFC Acquisition" or the "SFC Merger"; the FE Acquisition and the SFC Acquisition are hereinafter called, collectively, the "Acquisitions" and, individually, an "Acquisition"; FE (including its subsidiaries) and SFC are hereinafter sometimes called, collectively, the "Acquired Companies" and individually, an "Acquired Company" ; the holders of the outstanding shares of capital stock of FE are hereinafter called, collectively, the "FE Stockholders" and, individually, an "FE Stockholder"); the persons or entities who received or who are entitled to receive any shares of the Company's Common Stock issued or issuable pursuant to the SFC Acquisition Agreement are hereinafter called, collectively, the "SFC Stockholders" and, individually, an "SFC Stockholder"; the shares of the Company's common stock which have been or may hereafter be issued pursuant to the SFC Acquisition Agreement are hereinafter called the "SFC Shares"; the Voting Agreement dated as of August 9, 2001 among the stockholders of FE party thereto and the Company is hereinafter called the "Voting Agreement"; and the certificate of merger, merger agreement or other instrument or agreement to be filed with the Secretary of State of the State of Delaware (the "Secretary of State") to effectuate the FE Merger is hereinafter called the "Certificate of Merger".

         It is understood that the Company is concurrently entering into a Purchase Agreement dated the date hereof (the "Other Agreement") with Merrill Lynch and the other underwriters named in Schedule A thereto (the "Other Underwriters") relating to the offering by the Company of $201,250,000 aggregate principal amount of its 5-1/2% Convertible Subordinated Notes due 2008 (the "Other Securities" or the "Notes"), including up to $26,250,000 aggregate principal amount of Other Securities which may be purchased by the Other Underwriters pursuant to their over-allotment option. The Other Securities will be issued pursuant to an indenture (the "Original Indenture"), as amended and supplemented by a First Supplemental Indenture thereto

(the "First Supplemental Indenture"; the Original Indenture, as amended and supplemented by the First Supplemental Indenture, is hereinafter called the "Indenture"), each dated as of October 16, 2001 between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee").

         In connection with the FE Acquisition and the transactions contemplated by this Agreement and the Other Agreement, (A) the Company has, prior to the date of this Agreement, obtained certain consents (collectively, the "Synthetic Lease Consents") under the Lease Agreement dated as of June 9, 2000 among First Security National Bank, National Association, as lessor, and the other parties thereto and the Lease Agreement dated as of August 29, 1997 between First Security National Bank, National Association, as lessor and the Company, as lessee, in each case together with all amendments, supplements (including lease supplements) or modifications thereof and any leases, purchase agreements and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith (collectively, the "Synthetic Lease Facilities"), which Synthetic Lease Consents will become effective concurrently with the purchase of the Initial Securities by the Underwriters under this Agreement, and (B) the Company will, concurrently with the purchase of the Initial Securities by the Underwriters under this Agreement, either (A) enter into a new $200 million Credit Agreement with First Union National Bank, as administrative agent, and the other parties thereto (the "New Credit Agreement", which term includes any promissory notes, pledge agreements, guarantees or other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith) or (B) enter into a Sixth Amendment (the "Credit Agreement Amendment") to the Existing Credit Agreement (as defined below).

         The sale of the Initial Securities to the Underwriters pursuant to this Agreement is conditioned upon, among other things (i) the concurrent purchase of the Other Securities by the Other Underwriters pursuant to the Other Agreement,
(ii) the concurrent effectiveness of the FE Merger, (iii) the concurrent effectiveness of the New Credit Agreement or the Credit Agreement Amendment and
(iv) the concurrent effectiveness of the Synthetic Lease Consents.

         As used in this Agreement, the term "Company Documents" means this Agreement, the Other Agreement, the Other Securities, the Indenture, the FE Acquisition Agreement, the Certificate of Merger, the Voting Agreement, the Synthetic Lease Consents and either the New Credit Agreement or the Credit Agreement Amendment (whichever shall be entered into concurrently with the purchase of the Initial Securities by the Underwriters); "Company Document" means any of the Company Documents; and "Existing Credit Agreement" means the Credit Agreement dated as of March 5, 1999, as amended, among the Company, the lenders party thereto and First Union National Bank, as administrative agent, including any promissory notes, pledge agreements, guarantees and other instruments or agreements entered into by Company or any of its subsidiaries in connection therewith. This Agreement is sometimes referred to as the "Common Stock Agreement".

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-48462) and a subsequent registration statement on Form S-3 (No. 333-63610) covering the registration of, among other things, the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statements, in each case including the exhibits thereto, the schedules thereto, if any, and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended (if applicable) at the respective times they became effective, are herein called, collectively, the "Registration Statements" and, individually, a "Registration Statement". Any related registration statement filed by the Company pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" and "Registration Statements" shall include the Rule 462(b) Registration Statement. Promptly after the execution of this Agreement, the Company will file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations a prospectus supplement relating to the Securities (the "Prospectus Supplement"), together with the related prospectus dated October 10, 2001 (the "Base Prospectus"), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, including all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, are hereinafter referred to, collectively, as the "Prospectus." Each prospectus supplement relating to the Securities used prior to the date of this Agreement, together with the related prospectus and all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3, are hereinafter referred to, collectively, as a "preliminary prospectus". For purposes of this Agreement, all references to any Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in any Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in any Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to any Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated or deemed to be incorporated by reference in such Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

              (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statements and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of any Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

              At the respective times the Registration Statements, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statements, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statements or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statements or Prospectus.

              Each preliminary prospectus and the prospectus filed as part of any Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statements and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the respective times the Registration Statements became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statements and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (iv) Financial Statements. The financial statements of the Company included in the Registration Statements and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of FE incorporated by reference in the Registration Statements and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of FE and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders' equity and cash flows of FE and its consolidated subsidiaries for the periods specified; and all of such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statements present fairly in accordance with GAAP the information required to be stated therein. The selected historical financial data and the summary historical financial information of the Company included in the Prospectus present fairly the information shown therein and have been compiled on an accounting basis consistent with that of the audited financial statements of the Company included in the Registration Statements and the Prospectus. The pro forma financial statements and the related notes thereto included in the Registration Statements and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; the summary pro forma financial data included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the pro forma financial statements included in the Registration Statements and the Prospectus; the historical financial data appearing in the pro forma financial statements included in the Prospectus under the caption "Fresh Express Historical" presents fairly the financial position of FE and its consolidated subsidiaries at the date indicated and the results of operations of FE and its consolidated subsidiaries for the periods specified and has been compiled on an accounting basis consistent with that of the financial statements of FE incorporated by reference in the Registration Statements and the Prospectus. The Company is not required, under Regulation S-X or otherwise, to include or incorporate by reference in the Registration Statements or the Prospectus or in any of the documents incorporated or deemed to be incorporated by reference therein financial statements for any of the Redi-Cut Entities (as defined in Schedule C hereto) or for SFC.

              (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statements and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Company Material Adverse Effect"), (B) there has been no material adverse change in the assets, liabilities, financial condition, operations or present or future relationships with customers of FE and its subsidiaries taken as a whole (an "FE Material Adverse Effect"), (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (D) to the Company's knowledge, there have been no transactions entered into by FE or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the FE and its subsidiaries considered as one enterprise, and (E) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. As used in this Agreement, the term "Material Adverse Effect" means a Company Material Adverse Effect or an FE Material Adverse Effect, and statements to the effect that there has not been or will not be a Material Adverse Effect or that certain events or circumstances will not cause or result in a Material Adverse Effect or other similar statements mean that there has not been or will not be, as the case may be, or that such event or circumstance will not cause or result in, as the case may be, either a Company Material Adverse Effect or an FE Material Adverse Effect or both. For purposes of this Agreement, all references to "subsidiaries" of the Company shall include, without limitation, in the case of any representation or warranty made or deemed to have been made on or after the Closing Time, FE and its subsidiaries.

              (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Tennessee and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Company Documents; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the Commonwealth of Virginia and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

              (vii) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statements, all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock, partnerships interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company, other than FE and its subsidiaries (which will become subsidiaries of the Company at the Closing Time), are the subsidiaries listed on Schedule C hereto and Schedule C accurately sets forth whether each such subsidiary is a corporation, limited partnership or limited liability company and the jurisdiction of organization of each such subsidiary.

              (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Common Stock Agreement, pursuant to employee benefit plans referred to in the Prospectus, pursuant to the exercise of options referred to in the Prospectus, upon the conversion of the Notes, and except for 1,270,652 shares of Common Stock issued to the SFC Stockholders in connection with the SFC Acquisition); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company.

              (ix) Authorization of Agreement. Each of this Agreement and the Other Agreement has been duly authorized, executed and delivered by the Company.

              (x) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock, the Company's preferred stock, par value $.01 per share (the "Preferred Stock"), the Company's authorized but unissued Series A preferred stock, par value $.01 per share (the "Series A Preferred Stock"), the Company's charter and by-laws, the Rights Agreement dated as of May 16, 1997 (the "Rights Agreement"), as amended, between the Company and American Stock Transfer & Trust Company, as rights agent, and the stock purchase rights (the "Rights") created under the Rights Agreement conform in all material respects to all of the respective statements relating thereto contained in the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; the issuance of the

         Securities is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company; one Right has been issued in respect of each outstanding share of Common Stock and is evidenced by the certificate for that share of Common Stock and each such Right has been duly authorized and validly issued; and one Right will be issued in respect of each Security issued and sold to the Underwriters and will be evidenced by the certificate for that Security and each such Right has been duly authorized and, upon issuance of such Security, will be validly issued.

              (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of the Company Documents and the consummation of the transactions contemplated therein and in the Registration Statements (including (A) the issuance and sale of the Securities and the Other Securities and the use of the proceeds from the sale of the Securities and the Other Securities as described in the Prospectus under the caption "Use of Proceeds", (B) the consummation of the FE Acquisition and (C) the issuance of the shares of Common Stock upon conversion of the Other Securities) and compliance by the Company and, in the case of the FE Acquisition Agreement, FE Acquisition Sub with their respective obligations under the Company Documents have been duly authorized by all necessary action, corporate or other, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations. As used herein, "Organizational Documents" means, in the case of a corporation, its charter and by-laws; in the case of a limited or general partnership, (a) its partnership certificate, certificate of formation or similar organizational document and (b) its partnership agreement; in the case of a limited liability company, (c) its articles of organization, certificate of formation or similar organizational document and (d) its operating agreement, limited liability company agreement, membership agreement or other similar agreement; in the case of a trust, its trust agreement; and, in the case of any other entity, the organizational documents of such entity; and a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

              (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

              (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries or, to the knowledge of the Company, FE or any of its subsidiaries which is required to be disclosed in any Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in any of the Company Documents or the performance by the Company or, in the case of the FE Acquisition Agreement, FE Acquisition Sub of their respective obligations under any of the Company Documents; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries or, to the knowledge of the Company, FE or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statements, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

              (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in any Registration Statement, the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

              (xv) Possession of Intellectual Property. Except as described in the Prospectus, the Company and its subsidiaries and, to the knowledge of the Company, FE and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the businesses now operated by them, and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, FE or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries or, to the knowledge of the Company, FE or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

              (xvi) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder of, or other holder of an equity interest in, the Company, FE Acquisition Sub or FE, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company or, in the case of the FE Acquisition Agreement, FE Acquisition Sub of their respective obligations under any of the Company Documents or, to the knowledge of the Company, for the performance by FE of its obligations under the FE Acquisition Agreement, for the offering, issuance, sale or delivery of the Securities under this Agreement or the Other Securities under the Other Agreement, for the issuance of the shares of Common Stock upon conversion of the Other Securities, or for the consummation of the FE Acquisition or any of the other transactions contemplated by any of the Company Documents, in each case on the terms contemplated by the Prospectus, except (i) such as have been already obtained under the 1933 Act or the 1933 Act Regulations and except for the qualification of the Indenture under the 1939 Act, which qualification has been effected, (ii) such as may be required under state securities laws or, in the event of a repurchase of Notes upon a Change of Control (as defined in the Indenture), such as may be required under the 1934 Act or the 1934 Act Regulations or, in the event that the Company pays the Change of Control repurchase price with shares of Common Stock, such as may be required under the 1933 Act or the 1933 Act Regulations in connection with the issuance of those shares, (iii) such as have been already obtained under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), in connection with the FE Acquisition, (iv) the approval of the FE Acquisition by vote of the holders of at least 60% of the outstanding voting common stock of FE, which approval has been obtained at a meeting of FE's stockholders duly called and held, and (v) the filing of the Certificate of Merger with the Secretary of State, which will occur concurrently with the issuance of the Initial Securities to the Underwriters pursuant to this Agreement. Without limitation to the foregoing, prior to the Closing Time the Company and FE and its subsidiaries will have obtained all authorizations, approvals, consents and waivers under (x) any credit agreements or other instruments or agreements relating to or evidencing indebtedness for borrowed money, leasing agreements (including, without limitation, the Synthetic Lease Facilities), receivables purchase facilities, industrial revenue or development bonds (and any documents relating thereto), letters of credit and any related reimbursement or similar agreements or other similar agreements (collectively, "Credit Agreements") to which the Company or any of its subsidiaries is a party and (y) any pledge agreements, guarantees or other instruments or agreements entered into in connection with any Credit Agreements (collectively, "Ancillary Agreements"), which in each case are necessary or required for the performance by the Company of its obligations under any of the Company Documents, for the performance by the FE Acquisition Sub or FE of their respective obligations under the FE Acquisition Agreement, for the offering, issuance, sale or delivery of the Securities under this Agreement or of the Other Securities under the Other Agreement, or for the consummation of the FE Acquisition or any of the other transactions contemplated by any of the Company Documents, in each case on the terms contemplated by the Prospectus.

              (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

              (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by any of them and good title to all other properties owned by any of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise and under which the Company or any of its subsidiaries holds properties described in the Prospectus are in full force and effect; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not singly or in the aggregate have a Material Adverse Effect.

              (xix) Compliance with Cuba Act. To the extent applicable, the Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

              (xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities and the Other Securities as contemplated in this Agreement and the Other Agreement and the application of the net proceeds therefrom as described in the Prospectus and the consummation of the FE Acquisition will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

              (xxi) Environmental Laws. Except as described in the Registration Statements and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, FE nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have and, to the knowledge of the Company, FE and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries or, to the knowledge of the Company, against FE or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries or, to the knowledge of the Company, against or affecting FE or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

              (xxii) Absence of Registration Rights; Shelf Registration Statement. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to either Registration Statement or included in the offering contemplated by this Agreement or the Other Agreement or (B) otherwise registered by the Company under the 1933 Act; and, except for the Underwriters, the Other Underwriters and any other dealers involved in the distribution of the Securities and the Other Securities, there are no persons with rights to resell or otherwise transfer any securities (debt or equity) pursuant to the Company's registration statement on Form S-4 (Registration No. 333-24679), as amended if applicable (the "First Shelf Registration Statement"), the Company's registration statement on Form S-4 (Registration No. 333-68877), as amended if applicable (the "Second Shelf Registration Statement"), the Company's registration statement on Form S-4 (Registration No. 333-61612), as amended if applicable (the "Third Shelf Registration Statement"), or any other registration statement which the Company has filed or may hereafter file under the 1933 Act, except for (a) the SFC Stockholders, who have the right to resell the shares of Common Stock they have received or may hereafter receive in the SFC Acquisition pursuant to the Third Shelf Registration Statement upon expiration of the lock-up agreements referred to in Section 1(a)(xxvi) hereof, (b) the holders of 6,991,888 shares of Common Stock issued by the Company to acquire other businesses, all of whom have the right to resell those shares pursuant to the First, Second or Third Shelf Registration

         Statement, and (c) if applicable, the holders of up to 1,000,000 shares of Common Stock which the Company has the right to issue upon the terms and subject to the conditions set forth in Section 3(j) of this Agreement.

              (xxiii) Description of FE Acquisition Agreement. The FE Acquisition Agreement conforms in all material respects to the statements relating thereto contained in the Prospectus and the FE Acquisition Agreement is in the form included or incorporated by reference as an exhibit to the Registration Statements or to the documents incorporated or deemed to be incorporated by reference in the Registration Statements. The FE Acquisition Agreement (including, without limitation, the consideration paid or to be paid in connection with such Acquisition, including any consideration which may be payable in connection with any earn-out or similar arrangement) conforms to the description thereof contained in the Prospectus.

              (xxiv) SFC Acquisition. The Company has paid in full the cash portion of the purchase price that it was required to pay pursuant to the SFC Acquisition Agreement and has issued the SFC Shares it was required to issue pursuant to the SFC Acquisition, all in accordance with the terms and provisions of the SFC Acquisition Agreement; and SFC is a direct or indirect wholly-owned subsidiary of the Company.

              (xxv) Acquisition Agreements. The FE Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Company and FE Acquisition Sub and the Voting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, in each case enforceable against the Company and, in the case of the Voting Agreement, FE Acquisition Sub in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; all of the representations and warranties made by the Company, the Acquisition Subs, FE, SFC and the SFC Stockholders in or pursuant to the respective Acquisition Agreements are true, complete and correct; all conditions precedent to the consummation of the FE Acquisition and to the obligations of the parties under the FE Acquisition Agreement which have not already been satisfied will be satisfied or waived at or prior to the Closing Time; the FE Merger will become effective under the laws of the State of Delaware upon the filing of the Certificate of Merger with the Secretary of State; prior to the Closing Time, the Certificate of Merger will have been duly authorized, executed and delivered by the parties thereto and will have been pre-cleared by the Secretary of State; prior to or concurrently with the purchase of the Initial Securities by the Underwriters pursuant to this Agreement, the Certificate of Merger, in the form required by and executed in accordance with the laws of the State of Delaware and sufficient under the laws of the State of Delaware to effect the FE Merger as contemplated by the Prospectus, shall have been filed with and accepted by the Secretary of State and any other governmental offices in which such filing may be required, the Company shall have paid in full the purchase price required pursuant to the FE Acquisition Agreement in accordance with the terms and provisions of the FE Acquisition Agreement, the FE Merger shall have become effective in accordance with the laws of the State of Delaware and on the terms provided in the FE Acquisition

         Agreement and described in the Prospectus, with FE surviving the FE Merger as a wholly-owned direct or indirect subsidiary of the Company, and the Company or FE shall have repaid or otherwise discharged all indebtedness and liabilities of FE and its subsidiaries that the pro forma financial statements included in the Prospectus indicate are to be repaid or satisfied in connection with the FE Merger; upon effectiveness of the FE Merger, each outstanding share of capital stock of FE will be converted into the right to receive the applicable merger consideration payable pursuant to the FE Acquisition Agreement, other than shares owned by stockholders who have perfected their appraisal rights under the Delaware General Corporation Law.

              (xxvi) Parties to Lock-Up Agreements. Section A of Schedule D hereto contains a true, complete and correct list of all directors and executive officers of the Company, each of whom has executed and delivered a lock-up agreement in the form of Exhibit C hereto, and Section B of Schedule D hereto contains a true, complete and correct list of all persons who have received or may in the future receive any shares of Common Stock issued or to be issued by the Company in connection with the SFC Acquisition, each of whom has executed and delivered a lock-up agreement in the form of Exhibit D hereto. The directors and executive officers listed in Section A of Schedule D hereto constitute all of the directors and executive officers of the Company referred to in Section 7.2 of the SFC Acquisition Agreement. The Company has heretofore given the transfer agent and registrar for the Common Stock stop transfer instructions with respect to all of the SFC Shares which have been or may hereafter be issued and, during the period commencing on the date of this Agreement through and including the earlier of (A) the 120th day after September 10, 2001 and (B) the 90th day after the date of this Agreement, the Company will not rescind or revoke those stop transfer instructions without the prior written consent of Merrill Lynch.

              (xxvii) If, notwithstanding the choice of law provisions which specify that New York law is to govern the Notes and the Indenture, a court were to find that Tennessee law governed the Notes or the Indenture, the Notes would not violate the Tennessee usury law or any other limitations on the rate of interest or yield thereon under the laws of the State of Tennessee.

              (XXVIII) [OMITTED INTENTIONALLY]

              (xxix) Synthetic Lease Consents; New Credit Agreement; Credit Agreement Amendment. The Synthetic Lease Consents have been executed by such of the parties to the Synthetic Lease Facilities as the terms of the Synthetic Lease Facilities require for the effectiveness of the consents and changes to the Synthetic Lease Facilities that are set forth in the Synthetic Lease Consents; upon effectiveness of the New Credit Agreement, the Synthetic Lease Facilities will incorporate by reference either the covenants in the New Credit Agreement instead of the covenants in the Existing Credit Agreement or the covenants in the Existing Credit Agreement, as amended by the Credit Agreement Amendment and the other amendments thereto, and the Synthetic Lease Consents will be effective and in full force and effect. The New Credit Agreement and the Credit Agreement Amendment have been duly authorized by the Company and, concurrently with the issuance and delivery of the Initial Securities to the Underwriters pursuant to this

         Agreement, either the New Credit Agreement or the Credit Agreement Amendment will have been duly executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and, if the Company shall have entered into the New Credit Agreement, the Company will have satisfied all conditions to the closing and initial extensions of credit under the New Credit Agreement or such conditions shall have been waived, all outstanding borrowings and letters of credit under the Existing Credit Agreement will have been repaid or replaced, as the case may be, with borrowings and letters of credit under the New Credit Agreement, and the Existing Credit Agreement shall have been terminated, and all entities which are required to enter into the Guaranty Agreement (the "Guaranty Agreement") pursuant to the New Credit Agreement shall have duly authorized, executed and delivered the Guaranty Agreement and the Guaranty Agreement shall be a valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

              (xxx) The Trustee has duly filed with the Commission a statement of eligibility and qualification in accordance with Section 305(b)(2) of the 1939 Act.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries or by or on behalf of any of FE or any of the FE Stockholders and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 750,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104-1715, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

              (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to any Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to any Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus supplement and/or prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus supplement and/or prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

              (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to any Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in any Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

              (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of each Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of each Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of each Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend any Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend any Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make such Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

              (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the date of this Agreement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the later of the date of this Agreement and any Rule 462(b) Registration Statement.

              (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

              (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus Supplement under "Use of Proceeds".

              (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq Stock Market's National Market and will file with the Nasdaq Stock Market's National Market all documents and notices required by the Nasdaq Stock Market's National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market's National Market.

              (j) Restriction on Sale of Common Stock. During the period from and including the date of this Agreement through and including the 90th day after the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or for the sale of, or lend or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock or file or request or demand the filing of any registration statement under the 1933 Act with respect to any of the foregoing or cause or permit the registration, sale or other transfer of any of the foregoing pursuant to any registration statement which the Company has filed or may hereafter file under the 1933 Act (except that up to 6,991,888 shares of Common Stock which the Company has previously issued to acquire other businesses as described in the Prospectus under "Shares Eligible for Future Sale" may be transferred by the holders thereof pursuant to the First, Second or Third Shelf Registration Statement, subject, in the case of the SFC Shares, to the lock-up agreements referred to in Section 1(a)(xxvi) hereof), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock, whether any such swap or transaction described in clause
         (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) the issuance of up to 1,000,000 shares (subject to adjustment for any Common Stock splits, Common Stock dividends, Common Stock combinations or similar events) of Common Stock to acquire other businesses so long as those shares are issued directly to the stockholders or other owners of those businesses and, prior to the issuance of any such shares, each recipient of any such shares executes and delivers to the Representatives an agreement in substantially the form of Exhibit C hereto, which agreement shall be in form and substance satisfactory to the Representatives and which agreement shall be applicable through and including the 90th day after the date of this Agreement, or (E) the issuance of the Notes and the shares of Common Stock issuable upon conversion of the Notes.

              (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

              (l) Preparation of Prospectus Supplement. Immediately following the execution of this Agreement, the Company will prepare the Prospectus Supplement containing the public offering price and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) of the 1933 Act Regulations, copies of the Prospectus, including such Prospectus Supplement.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Acquired Companies (provided that the Company's agreement to pay the fees and disbursements of the counsel, accountants and other advisors to the Acquired Companies shall not affect any agreement between the Company, on the one hand, and any of the Acquired Companies, on the other hand, with respect to the payment of such fees and disbursements), (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters and special Canadian counsel to the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and the Canadian "wrapper" and any supplements to either of the foregoing, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and the Canadian "wrapper" and any supplements to either of the foregoing, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the disbursements of counsel to the Underwriters in connection with the photocopying of closing documents, and (xi) the fees and expenses incurred in connection with listing of the Securities for quotation on the Nasdaq Stock Market's National Market.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

              (a) Effectiveness of Registration Statement. The Registration Statements, including any Rule 462(b) Registration Statement, have become effective and at Closing Time (or the applicable Date of Delivery, as the case may be) no stop order suspending the effectiveness of any Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by such Rule, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing or transmittal.

              (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, (i) of Bass, Berry & Sims PLC, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request, and (ii) of Long, Aldridge & Norman LLP, special Georgia counsel to the Company, Passman & Jones, P.C., special Texas counsel to the Company, LeClair Ryan, P.C., special Virginia counsel to the Company, Altheimer & Gray, special Illinois counsel to the Company, Foley & Lardner, special Florida counsel to the Company and Doherty, Wallace, Pillsbury & Murphy P.C., special Massachusetts counsel to the Company, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibits E-1 through E-7 hereto, respectively, and to such further effect as counsel for the Underwriters may reasonably request.

              (c) Opinion of Counsel to the Acquired Companies. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Michael P. Moser, in-house counsel to FE, and of Gibson, Dunn & Crutcher, special counsel for FE, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibits B-1 and B-2 hereto, respectively and to such further effect as counsel for the Underwriters may reasonably request.

              (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in clauses (i), (ii) (limited to this Agreement), (v) (limited, in the case of the opinion as to the absence of personal liability of shareholders, to the charter and by-laws of the Company and the Tennessee Business Corporation Act) and (vi) (solely as to preemptive rights arising under the charter or by-laws of the Company or the Tennessee Business Corporation Act), (viii) through (x), inclusive,
         (xii), (xiv) (solely as to the information in the Base Prospectus under "Description of Capital Stock -- Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters arising under or governed by the laws of the State of Tennessee, on the opinion of Bass, Berry & Sims PLC referred to in Section 5(b) above, and as to all matters governed by the laws of any jurisdictions other than the law of the States of New York and Tennessee and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Acquired Companies and public officials.

              (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, (1) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (2) any material adverse change in the assets, liabilities, financial condition, operations or present or future relationships with customers of FE and its subsidiaries taken as a whole, and the Representatives shall have received a certificate of the Chairman, President or a Vice President of the Company and of the chief financial or chief accounting officer or Vice President-Finance of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
         (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

              (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of KPMG LLP, Aaron Smith, P.C. and Deloitte & Touche LLP a letter or letters, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of, in the case of KPMG LLP, the Company, in the case of Aaron Smith

         P.C., SFC, and in the case of Deloitte & Touche LLP, FE and its subsidiaries contained in the Registration Statements and the Prospectus.

              (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from each of KPMG LLP, Aaron Smith, P.C. and Deloitte & Touche LLP a letter or letters, dated as of Closing Time and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the respective letters furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

              (h) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq Stock Market's National Market, subject only to official notice of issuance.

              (i) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Sections A of Schedule D hereto and an agreement substantially in the Form of Exhibit D hereto signed by each of the persons listed in Section B of Schedule D hereto.

              (j) Consummation of FE Acquisition. At the Closing Time, each condition to the closing contemplated by the FE Acquisition Agreement shall have been satisfied or waived and there shall exist at and as of the Closing Time (after giving effect to the transactions contemplated by this Agreement and the Other Agreement) no condition that would constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under the FE Acquisition Agreement. Prior to or concurrently with the purchase of the Initial Securities by the Underwriters pursuant to this Agreement, the Certificate of Merger, in form required by and executed in accordance with the laws of the State of Delaware and sufficient under the laws of the State of Delaware to effect the FE Merger as contemplated by the Prospectus, shall have been filed with and accepted by the Secretary of State and any other governmental offices in which such filings shall be required and the Representatives shall have received written evidence of such filing and acceptance. Prior to or concurrently with the purchase of the Initial Securities by the Underwriters pursuant to this Agreement,
         (i) the Company shall have paid in full in cash the purchase price (including amounts paid to the escrow agent) required pursuant to the FE Acquisition Agreement in accordance with the terms and provisions of the FE Acquisition Agreement, (ii) the FE Merger shall have become effective in accordance with the laws of the State of Delaware and on the terms provided in the FE Acquisition Agreement and described in the Prospectus, with FE surviving the FE Merger as a wholly-owned direct or indirect subsidiary of the Company, (iii) the Company or FE shall have repaid or otherwise discharged all indebtedness and liabilities of FE and its subsidiaries that the pro forma financial statements included in the Prospectus indicate are to be repaid or satisfied in connection with the FE Merger, and (iv) the Company shall have delivered to the Representatives such other evidence, in form and substance satisfactory to the Representatives, as the Representatives may request to confirm that the purchase price payable pursuant to the FE Acquisition Agreement (including amounts paid to the escrow agent) has been paid to the parties entitled thereto and that the other conditions specified in this paragraph shall have been satisfied and to confirm that the FE Merger has become effective under the laws of the State of Delaware.

              (k) Consummation of Other Offering. Concurrently with the purchase of the Initial Securities by the Underwriters, the Company shall have issued, and the Other Underwriters shall have purchased and paid for, the Other Securities being sold pursuant to the Other Agreement.

              (l) Rating of Notes. Since the date of this Agreement, there shall not have occurred a downgrading in the rating (if any) assigned to the Notes or any of the Company's other debt by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating (if any) of the Notes or any of the Company's other debt securities.

              (m) Credit Agreement. Prior to the date of this Agreement, the Synthetic Lease Consents shall have been duly executed by the requisite parties thereto and, at the Closing Time, the Synthetic Lease Consents shall be effective and in full force and effect and shall be satisfactory in form and substance to the Representatives, and the Representatives shall have received true, correct and complete copies thereof. Either the New Credit Agreement and the Guaranty Agreement or the Credit Agreement Amendment shall have been duly executed and delivered by the parties thereto and, at the Closing Time, either the New Credit Agreement and the Guaranty Agreement or the Credit Agreement Amendment shall be in full force and effect and shall be satisfactory in form and substance to the Representatives, and the Representatives shall have received true, complete and correct copies thereof.

              (n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The favorable opinions of Bass, Berry & Sims PLC, counsel for the Company, of each firm of local counsel named in Section 5(b) and of Michael P. Moser, in-house counsel to FE, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery (and, if applicable, accompanied by other opinions of local counsel dated such Date of Delivery), relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) and 5(c) hereof, except that such opinion of Michael P. Moser may be limited to the matters set forth in clauses (i), (ii)(B) and (v) (other than subclause (B) of clause (v)) of Exhibit B-1 hereto.

                  (iii) Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(d) hereof.

                  (iv) Bring-down Comfort Letter. A letter or letters from each of KPMG LLP, Aaron Smith, P.C. and Deloitte & Touche LLP, each in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the respective letter or letters furnished to the Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (v) Since the date of this Agreement, there shall not have occurred a downgrading in the rating (if any) assigned to the Notes or any of the Company's other debt by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating (if any) of the Notes or any of the Company's other debt securities.

              (o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions contained in this Agreement, the Other Agreement or the FE Acquisition Agreement; and all proceedings taken by the Company, FE Acquisition Sub, FE or the FE Stockholders in connection with the issuance and sale of the Securities as herein contemplated and in connection with the FE Acquisition and the other transactions contemplated by the Company Documents shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

              (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

              (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in any Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed either Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in either Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in such Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed any Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of FE and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Stock Market's National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or on the Nasdaq Stock Market's National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal, California or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

              (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

              (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statements or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations; and notices to the Company shall be directed to it at 12500 West Creek Parkway, Richmond, Virginia 23238, attention of Chief Financial Officer.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


                            [SIGNATURE PAGE FOLLOWS]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                       Very truly yours,

                                       PERFORMANCE FOOD GROUP
                                           COMPANY

                                       By
                                          --------------------------------------
                                           Robert C. Sledd
                                           Chairman

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED
FIRST UNION SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
BANC OF AMERICA SECURITIES LLC
SUNTRUST CAPITAL MARKETS, INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED

By
   ----------------------------------------------
                Authorized Signatory


For themselves and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                                     Number of
                                                                                      Initial
Name of Underwriter                                                                  Securities
-------------------                                                                  ----------
Merrill Lynch, Pierce, Fenner & Smith                                                1,575,000
               Incorporated.......................................................
First Union Securities, Inc.......................................................   1,575,500
Credit Suisse First Boston Corporation............................................     512,500
Banc of America Securities LLC....................................................     512,500
SunTrust Capital Markets, Inc.....................................................     170,000
Lehman Brothers Inc...............................................................     165,000
Salomon Smith Barney Inc..........................................................     165,000
U.S. Bancorp Piper Jaffray Inc....................................................     165,000
BB&T Capital Markets, A division of Scott & Stringfellow, Inc.....................      80,000
Davenport & Company LLC...........................................................      80,000
                                                                                     ---------

          Total...................................................................   5,000,000
                                                                                     =========




                                     Sch A-1

                                   SCHEDULE B

                         Performance Food Group Company

                        5,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)




         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $26.36.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $25.04, being an amount equal to the initial public offering price set forth above less $1.32 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.




                                     Sch B-1

                                   SCHEDULE C

                           Subsidiaries of the Company

                     Name                          Jurisdiction of Organization               Type of Entity
                     ----                          ----------------------------               --------------
Kenneth O. Lester Company, Inc.                              Tennessee                         Corporation
Caro Foods, Inc.                                             Louisiana                         Corporation
Fresh Advantage, Inc.                                        Virginia                          Corporation
Southland Distribution System, Inc.                          Louisiana                         Corporation
PFG Lester-Broadline, Inc.                                   Tennessee                         Corporation
Hale Brothers/Summit, Inc.                                   Tennessee                         Corporation
Pocahontas Foods, USA, Inc.                                  Virginia                          Corporation
T & S Transportation of Richmond, Inc.                       Virginia                          Corporation
PFG Holding, Inc.                                             Florida                          Corporation
Performance Food Group of Georgia, Inc.                       Georgia                          Corporation
Performance Food Group of Texas, L.P.                          Texas                       Limited Partnership
AFI Food Service Distributors, Inc.                         New Jersey                         Corporation
AFFLINK Incorporated                                          Alabama                          Corporation
Virginia Foodservice Group, Inc.                             Virginia                          Corporation
NorthCenter Foodservice Corporation                            Maine                           Corporation
Performance Food Group Company of Texas, Inc.                  Texas                           Corporation
Carroll County Foods, Inc.                                   Maryland                          Corporation
Performance Transportation Systems, Inc.                     Tennessee                         Corporation
K.C. Salad Holdings, Inc.                                    Missouri                          Corporation
Alliance Foodservice, Inc.                                  New Jersey                         Corporation
Redi-Cut Foods, Inc.*                                        Illinois                          Corporation

----------

* Entities whose names are followed by an asterisk constitute, collectively, the "Redi-Cut Entities".


                                     Sch C-1

                     Name                          Jurisdiction of Organization               Type of Entity
                     ----                          ----------------------------               --------------
Kansas City Salad L.L.C.*                                    Illinois                   Limited Liability Company
K.C. Salad Real Estate L.L.C.*                               Delaware                   Limited Liability Company
Springfield Foodservice Corporation                        Massachusetts                       Corporation
Empire Seafood Holding Corp.                                  Florida                          Corporation
Empire Imports, Inc.                                          Florida                          Corporation
Empire Seafood, Inc.                                          Florida                          Corporation
PFG Receivables Corporation                                   Florida                          Corporation





                                     Sch C-2

                                   SCHEDULE D

                       List of Persons Subject to Lock-up

Section A. Directors and Executive Officers of the Company

1.       Robert C. Sledd

2.       C. Michael Gray

3.       Roger L. Boeve

4.       Thomas Hoffman

5.       G. Thomas Lovelace, Jr.

6.       John D. Austin

7.       John R. Crown

8.       Joseph Paterak

9.       Steven V. Spinner

10.      Charles E. Adair

11.      Fred C. Goad, Jr.

12.      Timothy M. Graven

13.      H. Allen Ryan

14.      John E. Stokely

Section B. Recipients of Common Stock issued and issuable in the SFC Acquisition

1.       Joseph A. Cambi

2.       Cambi Grantor Retained Annuity Trust





                                     Sch D-1

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement and the other Company Documents.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the Commonwealth of Virginia and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances pursuant to the Common Stock Agreement, pursuant to employee benefit plans referred to in the Prospectus, pursuant to the exercise of options referred to in the Prospectus or upon conversion of the Notes and except for 1,270,652 shares of Common Stock issued to the shareholders of SFC pursuant to the SFC Acquisition Agreement); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company arising under the charter or bylaws of the Company, the Tennessee Business Corporation Act or, to our knowledge, otherwise.

         (v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued, fully paid and non-assessable; and no holder of the Securities is subject to personal liability by reason of being such a holder under the charter or by-laws of the Company, the Tennessee Business Corporation Act or, to our knowledge, otherwise.

         (vi) The issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company arising under the charter or bylaws of the Company, the Tennessee Business Corporation Act or, to our knowledge, otherwise.

         (vii) Each Subsidiary (as defined below) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation, limited partnership or limited liability company, as the case may be, to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and non-assessable and, to the best of our knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; all of the partnership interests of each Subsidiary that is a limited partnership have been duly authorized by its partnership agreement and have been acquired by its partners in accordance with the terms of its partnership agreement, the initial capital contributions for such partnership interests have been paid by the partners of such Subsidiary and, to the best of our knowledge, all of such partnership interests are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each Subsidiary that is a limited liability company have been duly authorized by all necessary action in accordance with its operating agreement or limited liability company agreement, as the case may be, and, to the best of our knowledge, all such limited liability company interests, membership interests or similar interests, as the case may be, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of Lester or PFG-Broadline (as such terms are defined below) was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such Subsidiary arising under the Organizational Documents of such Subsidiary, the Tennessee Business Corporation Act or, to our knowledge, otherwise. As used in this opinion, the term "Subsidiaries" means Kenneth O. Lester Company, Inc., a Tennessee corporation ("Lester"), PFG Lester-Broadline, Inc., a Tennessee corporation ("PFG-Broadline"), Performance Food Group of Georgia, Inc., a Georgia corporation, Performance Food Group of Texas, L.P., a Texas limited partnership, Performance Food Group Company of Texas, Inc., a Texas corporation, Fresh Advantage, Inc., a Virginia corporation, Redi-Cut Foods, Inc., an Illinois corporation, K.C. Salad Real Estate L.L.C., a Delaware limited liability company, Empire Seafood Holding Corp., a Florida corporation, Empire Imports, Inc., a Florida corporation, Springfield Foodservice Corporation, a Massachusetts corporation, and FE Acquisition Sub; and the term "Subsidiary" means any of the Subsidiaries. [IF THE OPINION IS TO BE DELIVERED ON A DATE OF DELIVERY FOLLOWING THE CLOSING TIME, THEN THE TERM "SUBSIDIARY" SHALL ALSO COVER FE AND ITS SIGNIFICANT SUBSIDIARIES (AS DEFINED IN EXHIBIT B-1 TO THIS AGREEMENT).]

         (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (ix) Each Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; the Prospectus has been filed pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of any Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         (x) Each Registration Statement, including any Rule 462(b) Registration Statement, and the Prospectus, in each case excluding the documents incorporated or deemed to be incorporated by reference therein, and each amendment or supplement to any Registration Statement or the Prospectus, in each case excluding the documents incorporated or deemed to be incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1, as to which we need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (xi) The documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1, as to which we need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

         (xii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the Tennessee Business Corporation Act, with any applicable requirements of the charter and by-laws of the Company and with any applicable requirements of the Nasdaq Stock Market's National Market.

         (xiii) To the best of our knowledge, except as otherwise disclosed in the Registration Statements and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Company Documents or the performance by the Company or FE Acquisition Sub of their respective obligations thereunder.

         (xiv) The information in the Prospectus Supplement under "Prospectus Supplement Summary -- Pending Acquisition of Fresh International Corp.", "Prospectus Supplement Summary -- Recent Acquisitions", "Risk Factors -- Product liability claims could have an adverse effect on our business", "Risk Factors -- Our shareholder rights plan, charter and bylaws could make it difficult for a third party to acquire our company",

"Risk Factors -- Our issuance of preferred stock could adversely affect holders of our common stock and discourage a takeover", "Risk Factors -- Future sales of our common stock in the public market could adversely affect our stock price and our ability to raise funds in new stock offerings", "Risk Factors - Our ability to repurchase notes following a change of control event or in other circumstances may be limited", "Business -- Regulation", "Business -- Legal Proceedings", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources", "Description of Capital Stock", "Shares Eligible for Future Sale" and "U.S. Tax Consequences to Non-U.S. Holders" of Common Stock, the information in the Base Prospectus under "Description of Capital Stock", the information in Item 2 of the Company's Current Report on 8-K filed with the Commission on or about September 10, 2001, the information in Item 2 of the Company's Current Report on Form 8-K/A filed with the Commission on or about September 13, 2001, the information in Item 2 of the Company's Current Report on Form 8-K/A filed with the Commission on or about September 28, 2001, the information in Item 2 of the Company's Current Report on Form 8-K/A filed with the Commission on or about the date of the Purchase Agreement, the information in the Company's Annual Report on Form 10-K for its fiscal year ended December 30, 2000 under "Business-Regulation" and "Legal Proceedings", the information in Item 1 of Part II of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001, the information in the Company's proxy statement issued on or about April 6, 2001 under "Executive Compensation-Director Compensation", "Executive Compensation-Change in Control Agreements" and "Certain Transactions", and the information in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company's charter or bylaws, the Company Documents, the SFC Acquisition Agreement, the Rights Agreement or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         (xv) All descriptions in the Registration Statements and the Prospectus of contracts and other documents to which the Company or any of its subsidiaries is a party are accurate in all material respects.

         (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than (A) under the 1933 Act and the 1933 Act Regulations and the 1939 Act, which have been obtained or made, as the case may be, (B) under the HSR Act in connection with the FE Acquisition, which have been obtained, (C) in the event of a repurchase of Notes upon a Change of Control, such as may be required under the 1934 Act or the 1934 Act Regulations or, in the event that the Company pays the Change of Control repurchase price with shares of Common Stock, such as may be required under the 1933 Act or the 1933 Act Regulations in connection with the issuance of those shares, (D) the filing of the Certificate of Merger with the Delaware Secretary of State, which we have been advised has occurred, or (E) such as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion), and no authorization, approval, vote or other consent of any stockholders of the Company or FE Acquisition Sub (except such as have been obtained), is necessary or required in connection with the due authorization, execution and delivery of any of the Company Documents, for the offering, issuance, sale or delivery of the Securities, for the issuance of the shares of Common Stock upon conversion of the Notes, for the consummation of the FE Acquisition or for the performance by the Company or FE Acquisition Sub of any of their respective obligations under any of the Company Documents.

         (xvii) The execution, delivery and performance of the Company Documents and the consummation of the transactions contemplated in the Company Documents, the Prospectus and the Registration Statements (including (A) the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities and the Other Securities as described in the Prospectus under the caption "Use Of Proceeds," (B) the consummation of the FE Acquisition and (C) the issuance of the shares of Common Stock upon conversion of the Notes) and compliance by the Company and, in the case of the FE Acquisition Agreement, FE Acquisition Sub with their respective obligations under the Company Documents do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, (x) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject and which has been filed or incorporated by reference as an exhibit to any Registration Statement or as an exhibit to any document incorporated or deemed to be incorporated by reference in any Registration Statement or (y) any reimbursement agreement, credit agreement, loan agreement, indenture, note purchase agreement, pledge agreement, lease agreement, participation agreement or other instrument or agreement (or any amendment or supplement to any of the foregoing) relating to any of the Company's bank credit facilities, synthetic lease facilities, receivables purchase facility or 6.77% notes due 2010, or the $7,000,000 Tax-Exempt Multi-Modal Industrial Development Revenue Bonds (K.C. Salad Real Estate, LLC Project) Series 1999 issued by the Industrial Development Authority of the County of Clay, Missouri (except for such conflicts, breaches or defaults or liens, charges or encumbrances for which a written consent or waiver, signed by the appropriate party or parties, has been obtained and which will be effective upon closing of the offerings contemplated by the Purchase Agreement and the Other Agreement, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect and except that, as disclosed in the Prospectus, the Company's ability to repurchase the Notes for cash upon a Change of Control (as defined in the Indenture) may be limited by restrictive covenants in instruments and agreements to which the Company is a party), nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations. We have received a certificate signed by the Executive Vice President and Chief Financial Officer of the Company to the effect that the agreements and instruments filed as exhibits to the Registration Statements or as exhibits to the documents incorporated or deemed to be incorporated by reference in the Registration Statements constitute all of the material agreements and instruments to which the Company or any subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any subsidiary is subject.

         (xviii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         (xix) To our knowledge, one Right has been issued in respect of each outstanding share of Common Stock and is evidenced by the certificate for that share of Common Stock and each such Right has been duly authorized and validly issued; and one Right will be issued in respect of each share of Common Stock issued and sold to the Underwriters pursuant to the Common Stock Agreement and will be evidenced by the certificate for that share of Common Stock and each such Right has been duly authorized, and upon issuance of such share of Common Stock, will be validly issued.

         (xx) The FE Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Company and the FE Acquisition Sub, enforceable in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the Certificate of Merger has been duly authorized, executed and delivered by FE Acquisition Sub; the Certificate of Merger is in the form required by, and has been executed in accordance with, the General Corporation Law of the State of Delaware (the "DGCL") and is sufficient under the DGCL to effect the FE Merger as contemplated by the Prospectus; upon the filing of the Certificate of Merger with the Secretary of State, the FE Merger will become effective and FE shall become a wholly-owned direct or indirect subsidiary of the Company, and each outstanding share of FE's outstanding capital stock will be converted into the right to receive the merger consideration payable pursuant to the FE Acquisition Agreement, except for shares owned by stockholders who have perfected their appraisal rights under the DGCL.

         (xxi) The Notes and the Indenture contain provisions which state that they are to be governed by New York law. Such counsel believes that a Tennessee court would find such choice of law provision to be enforceable. If, notwithstanding that choice of law provision, a court were to find that Tennessee law governs the Notes or the Indenture, the Notes would not violate the Tennessee usury law or any other limitations on the rate of interest or yield thereon under the laws of the State of Tennessee.

         (xxii) The New Credit Agreement or the Credit Agreement Amendment, as the case may be, has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         Nothing has come to our attention that would lead us to believe that any Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the date of this opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel shall state (A) that such opinion is limited to matters arising under the laws of the States of Tennessee, the DGCL, the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America and, solely with respect to the matters relating to the Subsidiaries, the corporate laws of the States of Georgia, Virginia, Florida and Massachusetts, the corporate and partnership laws of the State of Texas, and the corporate laws of the State of Illinois, and (B) that, in rendering their opinion pursuant to the Purchase Agreement, Sidley Austin Brown & Wood LLP may rely upon such opinion as if it were addressed to them. In rendering such opinion, Bass, Berry & Sims PLC (i) shall state that they have relied, as to matters relating to the Subsidiaries arising under or governed by the corporate laws of the States of Georgia, Virginia, Florida and Massachusetts, the corporate and partnership laws of the State of Texas and the corporate laws of the State of Illinois, upon the opinions of local counsel delivered pursuant to Section 5(b) (or, if the opinion is being delivered on a Date of Delivery following the Closing Time, Section 5(n)(ii)) of the Purchase Agreement, and, may rely as to matters involving the application of the laws of any other state upon the opinion of local counsel satisfactory to the Representatives (all of which opinions shall be dated the same date as the opinion of Bass, Berry & Sims PLC and furnished to the Representatives at the same time as such opinion of Bass, Berry & Sims PLC, shall be satisfactory in form and substance to counsel for the Underwriters and shall be addressed to them or shall expressly state that the Underwriters may rely on such opinions as if they were addressed to them), provided that Bass, Berry & Sims PLC shall state in their opinion that they believe that they and the Underwriters are justified in relying upon each such opinion and (ii) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, FE and public officials. In rendering such opinion, Bass, Berry & Sims PLC shall state that, insofar as such opinion concerns (A) the Other Securities, the Indenture or any other instrument or agreement that by its terms is to be governed by the laws of the State of New York or (B) the New Credit Agreement or the Credit Agreement Amendment, as the case may be (each of which by its terms is to be governed by the laws of the State of North Carolina), they have assumed, to the extent relevant to their opinion, that the laws of the State of New York and the State of North

Carolina, as the case may be, are the same as the laws of the State of Tennessee. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     Exhibit B-1

                      FORM OF OPINION OF MICHAEL P. MOSER,
                             IN-HOUSE COUNSEL TO FE,
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

         (i) Fresh International Corp., a Delaware corporation ("Fresh International") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease, and operate its properties as now owned, leased, and operated and to conduct its business as now conducted and is duly qualified to do business and in good standing in the State of California and in any other jurisdictions in which the character of its properties or the transaction of its business requires such qualification.

         (ii) (A) The authorized capital stock of Fresh International consists of 40,000 shares of common stock, no par value per share (the "Fresh International Common Stock"), of which 5,976.5 shares are issued and outstanding and, to my knowledge, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into any shares of capital stock or other ownership interest in Fresh International are outstanding, and (B) all of the issued and outstanding shares of Fresh International common stock have been duly authorized, and are validly issued, fully paid, and nonassessable, and none of such shares has been issued in violation of the preemptive rights of any person arising under the charter or by-laws of Fresh International, the Delaware General Corporation Law (the "DGCL") or, to my knowledge, otherwise.

         (iii) The execution, delivery, and performance by Fresh International of the Agreement, the Agreement of Merger and the Escrow Agreement do not result in a violation of, or constitute a default under, (i) any provision of Fresh International's charter, bylaws or other organizational documents, (ii) any applicable federal, California or Delaware statute, rule, or regulation which is normally applicable to transactions of the type contemplated by such documents, or (iii) to my knowledge, any decree, order, judgement, writ or injunction of any court of the States of California or Delaware or any federal court of the United States of America.

         (iv) No authorization, approval or consent of, exemption or other action by, or registration or filing with, any state or federal authority or, to my knowledge, any non-governmental person or entity, is required on the part of Fresh International in connection with the execution, delivery and performance by Fresh International of its obligations under the Agreement, other than (i) such authorizations, approvals, consents, exemptions, registrations or filings which have been made or obtained prior to the date hereof, (ii) where the failure to make or obtain any of such authorizations, approvals, consents, exemptions, registrations or filings would not have a material and adverse effect on Fresh International, and (iii) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware.

         (v) Each Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties as now owned, leased or operated and to


                                     B-1-1
conduct its business as now conducted and is duly qualified to do business and in good standing in any other jurisdictions in which the character of its property or the transaction of its business requires such qualifications; and all of the issued and outstanding shares of capital stock of each Significant Subsidiary (A) have been duly authorized and are validly issued, fully paid and nonassessable and (B) are owned, directly or indirectly, by Fresh International, free and clear, to my knowledge, of all security interests, liens, claims and other encumbrances; and none of such shares has been issued in violation of the preemptive rights of any person arising under the charter or by-laws of such Significant Subsidiary, the DGCL or, to my knowledge, otherwise. As used in this opinion letter, the term "Significant Subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission.

         (vi) The Merger has been duly approved by vote of the holders of the requisite percentage of the outstanding capital stock of Fresh International at a meeting duly called and held, all in accordance with the charter and bylaws of Fresh International and the DGCL.

         Nothing has come to my attention that would lead me to believe that the Prospectus or any amendment or supplement thereto (but only to the extent that the Prospectus or any such amendment or supplement relates to Fresh International or any of its subsidiaries and excluding financial statements and schedules and other financial data), as of the date of the Prospectus, as of the date of any such amendment or supplement or as of the date of this opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this paragraph, the term "Prospectus" means, collectively, the Prospectus Supplement dated October 10, 2001 relating to common stock and the Prospectus Supplement dated October 10, 2001 relating to convertible subordinated notes of Performance Food Group Company.

         Such opinion shall be addressed to the Underwriters and shall state that all capitalized terms used therein and not defined shall have the respective meanings specified in the FE Acquisition Agreement. In rendering such opinion, such counsel shall state that such opinion covers matters arising under the laws of the State of California, Delaware corporate laws and the federal laws of the United States of America. In addition, in the event that such counsel shall render such opinion on a Date of Delivery which is after the Closing Time, such opinion need only cover the matter set forth in clauses (i),
(ii)(B) and (v) (other than subclause (B) of clause (v)) above, and such opinion shall state that Bass, Berry & Sims, PLC, in rendering their opinion pursuant to the Purchase Agreement, may rely upon such opinion as if it were addressed to them. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of Fresh International and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     B-1-2

                                                                     Exhibit B-2

                   FORM OF OPINION OF GIBSON, DUNN & CRUTCHER
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

         1. Fresh International Corp., a Delaware corporation (the "Company"), has all necessary corporate and other power and authority to enter into, to carry out its obligations under, and to consummate the transactions contemplated by, the Merger Agreement, the Agreement of Merger and the Escrow Agreement (collectively, the "Transaction Documents"). Each of the Transaction Documents has been duly and validly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents has been duly and validly executed and delivered by the Company.

         2. Assuming that all necessary corporate action in respect of the Merger have been duly and validly taken by Parent and Acquisition Sub, then upon filing and acceptance of the Agreement of Merger, the Merger will have been validly effected in accordance with the DGCL.

         Such opinion shall state that capitalized terms used therein and not defined shall have the respective meanings specified in the FE Acquisition Agreement. In rendering such opinion, such counsel shall state that such opinion covers matters arising under the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the FE and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     B-2-1

                                                                       Exhibit C

                     DIRECTOR AND OFFICER LOCK-UP AGREEMENT






                          ______________________, 2001

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
First Union Securities, Inc.
Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Capital Markets, Inc.
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

         Re: Proposed Public Offering by Performance Food Group Company

Ladies and Gentlemen:

         The undersigned, a shareholder and, if applicable, an officer and/or director of Performance Food Group Company, a Tennessee corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and certain other underwriters propose to enter into one or more Purchase Agreements to be dated the same date (collectively, the "Purchase Agreement") with the Company providing for the public offering of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and/or the public offering of debt securities, which may be convertible into Common Stock, of the Company. In recognition of the benefit that such an offering or offerings, as the case may be, will confer upon the undersigned as a shareholder and, if applicable, an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during the period from and including the date of this agreement through and including the 90th day after the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or for the sale of, or lend or otherwise dispose of or transfer, any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file or demand or request that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or otherwise include any of the foregoing in any registration statement filed by the Company under the Securities Act of 1933, as amended, or
(ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock, whether any such swap or transaction described in (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                            [Signature Page Follows]

                                        Very truly yours,


                                        Signature:
                                                   -----------------------------

                                        Print Name:
                                                    ----------------------------

                                                                       Exhibit D

                      LOCK-UP AGREEMENT FOR JOSEPH A. CAMBI



                          ______________________, 2001

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
First Union Securities, Inc.
Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Capital Markets, Inc.
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
North Tower
World Financial Center

New York, New York  10281-1209

         Re:      Proposed Public Offering by Performance Food Group Company

Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger dated as of July 25, 2001 (the "Acquisition Agreement") among Performance Food Group Company, a Tennessee corporation (the "Company"), SFC Acquisition, Inc., a Massachusetts corporation, Springfield Foodservice Corporation, a Massachusetts corporation ("SFC"), and the shareholders of SFC. The undersigned acknowledges that, in connection with the transactions contemplated by the Acquisition Agreement, the undersigned will receive shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and further acknowledges that, pursuant to the Acquisition Agreement, the undersigned has agreed or otherwise is required, as the case may be, to enter into this agreement. The undersigned understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and certain other underwriters propose to enter into one or more Purchase Agreements to be dated the same date (collectively, the "Purchase Agreement") with the Company providing for the public offering of shares (the "Shares") of the Company's Common Stock and/or the public offering of debt securities, which may be convertible into Common Stock, of the Company (the "Debt Securities"), and that the Company will use all or a portion of the net proceeds it receives from the public offering of the

Shares and/or Debt Securities, as the case may be, to refinance indebtedness incurred by the Company to pay all or a portion of the purchase price paid by the Company to acquire SFC. In recognition of the benefit that such an offering will confer upon the undersigned, and in consideration of the mutual covenants and agreements set forth in the Acquisition Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter (collectively, the "Underwriters") to be named in the Purchase Agreement that, during the period from and including the date of this agreement through and including the 90th day after the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or for the sale of, or lend or otherwise dispose of or transfer, any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file or demand or request that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or otherwise include any of the foregoing in any registration statement filed by the Company under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock, whether any such swap or transaction described in (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         Notwithstanding the foregoing, (A) the undersigned's obligations under this agreement (i) shall terminate on the day that is the 20th day after the date of this agreement unless, on or prior to such 20th day, all of the persons listed below, whom the undersigned acknowledges and agrees constitute all of the executive officers and directors of the Company, have executed or are otherwise bound by substantially similar agreements (the "Other Agreements") (which need not, however, include a paragraph similar to this paragraph, which may provide for a different lock-up period (so long as such lock-up period does not end prior to the 90th day after the date of the Purchase Agreement), and which may otherwise be more favorable to the Underwriters than this agreement) and (ii) shall, in any event, terminate on the day that is the 120th day after the date of this agreement; and (B) the undersigned may sell up to 200,000 shares of Common Stock so long as such shares are sold through Merrill Lynch acting as broker or dealer, the trade date for all such sales shall be on or prior to September 13, 2001 and the settlement date for any such sale shall be no later than four trading days after the trade date for such sale. In the event that any shares of Common Stock held by any such executive officer or director are released from the lock-up restrictions set forth in the Other Agreement to which he or she is a party or by which he or she is bound, the same number of the shares of Common Stock held by the undersigned shall be immediately and fully released from any remaining lock-up restrictions hereunder concurrently therewith. The undersigned acknowledges and agrees that the following are all of the executive officers and directors of the Company:

1.       Robert C. Sledd
2.       C. Michael Gray
3.       Roger L. Boeve
4.       Thomas Hoffman

5.       G. Thomas Lovelace, Jr.
6.       John D. Austin
7.       John R. Crown
8.       Joseph Paterak
9.       Steven Spinner
10.      Charles E. Adair
11.      Fred C. Goad, Jr.
12.      Timothy M. Graven
13.      H. Allen Ryan
14.      John E. Stokely


                                     Very truly yours,


                                     Signature:
                                               ---------------------------------
                                               Joseph A. Cambi

                        LOCK-UP AGREEMENT FOR CAMBI TRUST

                          ______________________, 2001

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
First Union Securities, Inc.
Credit Suisse First Boston Corporation
Banc of America Securities LLC
SunTrust Capital Markets, Inc.
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
North Tower
World Financial Center

New York, New York  10281-1209

         Re:      Proposed Public Offering by Performance Food Group Company

Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger dated as of July 25, 2001 (the "Acquisition Agreement") among Performance Food Group Company, a Tennessee corporation (the "Company"), SFC Acquisition, Inc., a Massachusetts corporation, Springfield Foodservice Corporation, a Massachusetts corporation ("SFC"), and the shareholders of SFC. The undersigned acknowledges that, in connection with the transactions contemplated by the Acquisition Agreement, the undersigned will receive shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and further acknowledges that, pursuant to the Acquisition Agreement, the undersigned has agreed or otherwise is required, as the case may be, to enter into this agreement. The undersigned understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and certain other underwriters propose to enter into one or more Purchase Agreements to be dated the same date (collectively, the "Purchase Agreement") with the Company providing for the public offering of shares (the "Shares") of the Company's Common Stock and/or the public offering of debt securities, which may be convertible into Common Stock, of the Company (the "Debt Securities"), and that the Company will use all or a portion of the net proceeds it receives from the public offering of the Shares and/or Debt Securities, as the case may be, to refinance indebtedness incurred by the Company to pay all or a portion of the purchase price paid by the Company to acquire SFC. In recognition of the benefit that such an offering will confer upon the undersigned, and in consideration of the mutual covenants and agreements set forth in the Acquisition Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter (collectively, the "Underwriters") to be named in the Purchase Agreement that, during the period from and including the date of this agreement through and including the 90th day after the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or for the sale of, or lend or otherwise dispose of or transfer, any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file or demand or request that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or otherwise include any of the foregoing in any registration statement filed by the Company under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock, whether any such swap or transaction described in (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         Notwithstanding the foregoing, the undersigned's obligations under this agreement (i) shall terminate on the day that is the 20th day after the date of this agreement unless, on or prior to such 20th day, all of the persons listed below, whom the undersigned acknowledges and agrees constitute all of the executive officers and directors of the Company, have executed or are otherwise bound by substantially similar agreements (the "Other Agreements") (which need not, however, include a paragraph similar to this paragraph, which may provide for a different lock-up period (so long as such lock-up period does not end prior to the 90th day after the date of the Purchase Agreement), and which may otherwise be more favorable to the Underwriters than this agreement) and (ii) shall, in any event, terminate on the day that is the 120th day after the date of this agreement. In the event that any shares of Common Stock held by any such executive officer or director are released from the lock-up restrictions set forth in the Other Agreement to which he or she is a party or by which he or she is bound, the same number of the shares of Common Stock held by the undersigned shall be immediately and fully released from any remaining lock-up restrictions hereunder concurrently therewith. The undersigned acknowledges and agrees that the following are all of the executive officers and directors of the Company:

1.       Robert C. Sledd
2.       C. Michael Gray
3.       Roger L. Boeve
4.       Thomas Hoffman
5.       G. Thomas Lovelace, Jr.
6.       John D. Austin
7.       John R. Crown
8.       Joseph Paterak
9.       Steven Spinner
10.      Charles E. Adair
11.      Fred C. Goad, Jr.

12.      Timothy M. Graven
13.      H. Allen Ryan
14.      John E. Stokely


                                            Cambi Grantor Retained Annuity Trust

                                        By:
                                            ------------------------------------
                                                        Laurie J. Hall
                                                           Trustee

                                                                     Exhibit E-1

                 FORM OF GEORGIA COUNSEL OPINION TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)

(i) Performance Food Group of Georgia, Inc., a Georgia corporation (the "Subsidiary"), was duly organized as a corporation, and is validly existing and in good standing, under the laws of the State of Georgia. The Subsidiary has the corporate power to own, lease and use its assets and to conduct its business as described in the Prospectus; all of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Subsidiary was issued in violation of any preemptive rights, or to our knowledge, rights of first refusal of any securityholder of the Subsidiary.

         In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the State of Georgia and that, in rendering their opinion pursuant to the Purchase Agreement, Bass, Berry & Sims PLC may rely upon such opinion of local counsel. In rendering such opinion, such local counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Subsidiary and the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).



                                     E-1-1

                                                                     Exhibit E-2

                  FORM OF TEXAS COUNSEL OPINION TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)

(i) Performance Food Group Company of Texas, Inc., a Texas corporation ("Performance Food, Inc.") has been duly organized and is validly existing as a Texas corporation and is in good standing under the laws of the State of Texas.

(ii) Performance Food Group of Texas, L.P., a Texas limited partnership ("Performance Food, L.P.") has been duly organized and is validly existing as a Texas limited partnership under the laws of the State of Texas.

(iii) Performance Food, Inc. has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(iv) Performance Food, L.P. has the requisite limited partnership power and authority to own, lease and operate its property and conduct its business as currently conducted.

(v) All of the issued and outstanding shares of capital stock of Performance Food, Inc. have been duly authorized and validly issued and are fully paid and non-assessable.

(vi) All of the partnership interests of Performance Food, L.P. have been duly authorized by its partnership agreement and have been acquired by the partners of Performance Food, L.P. in accordance with the terms of its partnership agreement and the initial capital contributions for such partnership interests have been paid by the partners of Performance Food, L.P.

(vii) None of the outstanding shares of capital stock of Performance Food, Inc. was issued in violation of any preemptive rights or rights of first refusal or similar rights of any security holder of Performance Food, Inc. specifically granted to such security holder under its Organizational Documents or the laws of the State of Texas or, to our actual knowledge, by any other agreement.

(viii) None of the outstanding partnership interests of Performance Food, L.P. was issued in violation of any preemptive rights or rights of first refusal or similar rights of any security holder of Performance Food, L.P. specifically granted to such security holder under its Organizational Documents or the laws of the State of Texas or, to our actual knowledge, by any other agreement.

(ix) To our actual knowledge, Performance Food, Inc. is not in violation of its Organizational Documents.

(x) To our actual knowledge, Performance Food, L.P. is not in violation of its Organizational Documents.

         In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the State of Texas and that, in rendering their opinion pursuant to the



                                     E-2-1

Purchase Agreement, Bass, Berry & Sims PLC may rely upon such opinion of local counsel. In rendering such opinion, such local counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Subsidiaries and the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).



                                     E-2-2

                                                                     Exhibit E-3

                FORM OF VIRGINIA COUNSEL OPINION TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)

(i) Fresh Advantage, Inc., a Virginia corporation (the "Subsidiary"), has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has the power and authority as a corporation to own, lease and operate its properties and to conduct its business as currently conducted; all of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Subsidiary was issued in violation of any preemptive rights, rights of first refusal or similar rights of any securityholder of the Subsidiary arising under the Subsidiary's Organizational Documents, the laws of the Commonwealth of Virginia or, to our knowledge, otherwise.

(ii) To the best of our knowledge, the Subsidiary is not in violation of its Organizational Documents.

         In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the Commonwealth of Virginia and that, in rendering their opinion pursuant to the Purchase Agreement, Bass, Berry & Sims PLC may rely upon such opinion of local counsel. In rendering such opinion, such local counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Subsidiary and the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     E-3-1

                                                                     Exhibit E-4

                             [Omitted Intentionally]



                                     E-4-1

                                                                     Exhibit E-5


                FORM OF ILLINOIS COUNSEL OPINION TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)

(i) Redi-Cut Foods, Inc., an Illinois corporation ("Redi-Cut"), has been incorporated and is validly existing as a corporation under the laws of the State of Illinois and has the requisite corporate power and authority to own, lease, and operate its properties as now owned or leased, as the case may be, and operated and to conduct its business as now conducted and is qualified to do business and in good standing in Illinois.

(ii) K.C. Salad Real Estate L.L.C., a Delaware limited liability company ("KC Real Estate"), has been organized and is validly existing as a limited liability company under the laws of the State of Delaware and has the requisite limited liability company power and authority to own, lease and operate its properties as now owned or leased, as the case may be, and operated and to conduct its business as now conducted and is qualified to do business and in good standing in Delaware and Missouri.

(iii) All of the issued and outstanding shares of common stock of Redi-Cut have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of common stock of Redi-Cut were issued in violation of any preemptive rights, rights of first refusal or similar rights of any person which in each case are granted under the applicable corporate statute or the Organizational Documents of Redi-Cut.

(iv) All of the issued and outstanding membership interests in KC Real Estate have been duly authorized by all necessary action on the part of KC Real Estate and duly issued in accordance with the operating agreement of KC Real Estate; and none of the outstanding membership interests in KC Real Estate were issued in violation of any preemptive rights, rights of first refusal or similar rights of any person which in each case are granted under the applicable limited liability company statute or the Organizational Documents of KC Real Estate.

         In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the State of Illinois and that, in rendering their opinion pursuant to the Purchase Agreement, Bass, Berry & Sims PLC may rely upon such opinion of local counsel. In rendering such opinion, such local counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Subsidiary and the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).



                                     E-5-1

                                                                     Exhibit E-6


                 FORM OF FLORIDA COUNSEL OPINION TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)

(i) Each of Empire Seafood Holding Corp., a Florida corporation, and Empire Imports, Inc., a Florida corporation (each, a "Subsidiary" and, collectively, the "Subsidiaries"), has been incorporated as a corporation under the laws of the State of Florida and its status is active, which means that (a) all fees and penalties owed to the Department of State have been paid, (b) each Subsidiary's most recent annual report has been delivered to the Department of State, (c) neither Subsidiary has filed articles of dissolution and (d) each Subsidiary is in existence under the Florida Business Corporation Act. Each Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(ii) The 500 shares of capital stock of Empire Seafood Holding Corp. represented by Certificate No. 6 issued in the name of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The 1,000 shares of capital stock of Empire Imports, Inc. represented by Certificate No. 3 issued in the name of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of either Subsidiary was issued in violation of any preemptive rights, rights of first refusal or similar rights of any securityholder of such Subsidiary arising under the laws of the State of Florida, or arising under such Subsidiary's articles of incorporation or by-laws or, to our knowledge, otherwise.

         In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the State of Florida and that, in rendering their opinion pursuant to the Purchase Agreement, Bass, Berry & Sims PLC may rely upon such opinion of local counsel. In rendering such opinion, such local counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Subsidiaries and the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).




                                     E-6-1

                                                                     Exhibit E-7


              FORM OF MASSACHUSETTS COUNSEL OPINION TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)

(i) Springfield Foodservice Corporation, a Massachusetts corporation (the "Subsidiary"), has been duly organized and is validly existing as a corporation under the laws of the Commonwealth of Massachusetts and, based solely upon the certificate of good standing attached to such opinion as Exhibit A, is in good standing under the laws of the Commonwealth of Massachusetts and has the power and authority as a corporation to own, lease and operate its properties and to conduct its business as currently conducted; all of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Subsidiary was issued in violation of any preemptive rights, rights of first refusal or similar rights of any securityholder of the Subsidiary arising under the Subsidiary's articles of organization, by-laws or other organizational documents (collectively, the "Organizational Documents"), the laws of the Commonwealth of Massachusetts or, to our knowledge, otherwise.

(ii) To the best of our knowledge, the Subsidiary is not in violation of its Organizational Documents.

         In rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the Commonwealth of Massachusetts and that, in rendering their opinion pursuant to the Purchase Agreement, Bass, Berry & Sims PLC may rely upon such opinion of local counsel. In rendering such opinion, such local counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Subsidiary and the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                     E-7-1